                                                                    EXHIBIT 23.7

                      CONSENT OF SALOMON SMITH BARNEY INC.

     We hereby consent to the use of our name and to the description of our opinion letter, dated October 16, 2000, under the captions "Summary--Opinion of Galileo's Financial Advisor", "The Merger--Background of the Merger", "--Recommendation of the Galileo Board of Directors and Galileo's Reasons for the Merger" and "--Opinion of Galileo's Financial Advisor" in, and to the inclusion of such opinion letter as Appendix D to, the Joint Proxy Statement/Prospectus, which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Marvell Technology Group Ltd. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Dated: November 14, 2000

                                        SALOMON SMITH BARNEY INC.


                                        By: /s/ Salomon Smith Barney
                                           -------------------------